UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2016

Simlatus Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)
Phone: (530) 205-3437
(Company ’ s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

Pursuant to an agreement entered into between Direct Capital Group and the Company, the Company returned assets held by the Company and relative to certain convertible debt between the Company and Direct Capital.  In exchange for the return of the mining assets and oil exploration assets the Company held, Direct Capital Group agreed to extinguish several outstanding Notes it held against Grid Petroleum Corp.  The elimination of those Notes was disclosed in a Form 8-K filed on May 20, 2016, of which the amount of $70,671 was inadvertently omitted.  Effective as of July 25, 2016, the Company and Direct Capital agreed to cancel the debt settlement dated December 31, 2012 in the amount of $70,671 as disclosed in the Form 10-K for the period ending March 31, 2016 and filed on June 29, 2016, and which was inadvertently omitted from the Form 8-K filed on May 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2016

Simlatus Corporation

By: /s/Gary B. Tilden

Gary B. Tilden, CEO and Secretary

Exhibit 10.1

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS

OF

GRID PETROLEUM CORP

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held via teleconference at 175 Joerschke Dr., Suite A, Grass Valley, CA 95945 on July 25, 2016

The Members of the Board of Directors who were present for this meeting, all of whom took active part therein were:

Mike Schatz

Gary Tilden

Robert Stillwaugh

WHEREAS , the Board of Directors of the Corporation accepted the request (See Exhibit-A) from Direct Capital Group Inc., to cancel the following Preferred Series-A shares transaction between Direct Capital Group Inc. and Grid Petroleum dated December 12, 2012. The transaction has not been executed, and no shares have been issued, while the remaining balance is $70,671. The disclosure of this transaction is described in the Form 10-K for the period ending March 31, 2016 and filed on June 29, 2016, as  listed below:

Direct Capital Note #1

On December 31, 2012, the Company entered into a debt settlement agreement with Direct Capital Group, Inc., whereby the Company exchanged $70,671 in total outstanding debt into Convertible Preferred Shares of the Company. Each of the Convertible Preferred shares will convert into common shares of the Company with the conversion price being the lesser of $0.001 or shall equal the variable conversion price (the “Variable Conversion Price”). The Variable Conversion Price shall mean 50% multiplied by the market price (the “Market Price”). The Market Price means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading day period ending on the latest complete Trading Day prior to the Conversion Date. The transaction was handled as a private sale exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 31, 2012, the Company recorded an initial derivative liability of $94,326 being the fair value of the conversion feature which was determined using the Black-Scholes valuation method.

During the years ended March 31, 2016 and 2015, the Company recorded a loss of $13,005 and a gain of $122,773 due to the change in value of the derivative liability during the period.

At March 31, 2016 and 2015, principal balance of $70,671 and $70,671 respectively and a derivative liability of $139,887 and $126,882 respectively was recorded.

NOW, THEREFORE, BE IT:

RESOLVED, that the Company acknowledges the request from the above parties to extinguish certain notes.

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolution duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws of the State of Nevada, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF , We, have hereunto set our hands as Chief Executive Officer and Members of the Board of Directors of the Corporation.

Resolved dated July 25, 2016

DATED: April 4, 2016

/s/ Gary B. Tilden

_______________________________

Gary B. Tilden, CEO

/s/ Mike Schatz

_______________________________

Mike Schatz, COO

/s/ Robert Stillwaugh

_______________________________

Robert Stillwaugh, Chairman

  EXHIBIT A

DIRECT CAPITAL GROUP INC

1401 CAMINO DEL MAR

DEL MAR CA 92014

July 25, 2016

Gary Tilden, CEO

Grid Petroleum Corporation

175 Joerschke Dr., Suite A

Grass Valley, CA 95945

Dear Mr. Tilden:

Direct Capital Group Inc. is requesting that the transaction be terminated regarding the issuance dated December 31, 2012, whereas the Company entered into a debt settlement agreement with Direct Capital Group, Inc., whereby the Company agreed to exchange $70,671 in total outstanding debt into Convertible Preferred Shares of the Company. There has been no issuance of Preferred Shares.

Regards,

/s/ Jon Fullenkamp

Jon Fullenkamp

President

Direct Capital Group Inc